ACUERDO DE TÉRMINOS Y CONDICIONES DE EMPLEO PARA EL PUESTO DE DIRECTOR DE LA UNIDAD DE ACTIVOS IRREGULARES

El presente acuerdo de empleo para el puesto de Director de la Unidad de Activos Irregulares es efectivo el 1 de julio de 2003. Las partes que suscriben el presente Acuerdo o Contrato son Banco Santander Puerto Rico, (en adelante el "Banco" o "Santander") y el Sr. Bartolomé Vélez (en adelante el "Director").

1. **<u>Términos y condiciones</u>**

El Director dedicará todo su esfuerzo y el tiempo necesario para conseguir los objetivos establecidos por el Banco y desempeñará los deberes indicados por su supervisor inmediato. Estos deberes pueden variar siempre y cuando el supervisor así lo disponga y conforme a las necesidades operacionales y de negocio del Banco. Los objetivos y metas del puesto que ocupará se establecerán con su supervisor inmediato durante las primeras semanas de empleo. El Director deberá cumplir con estas metas y objetivos o de lo contrario estará sujeto a disciplina progresiva relacionado con la eficiencia y/o desempeño de sus tareas.

El Director se compromete a cumplir cabalmente con la normativa, procedimientos y políticas del Banco.

El Banco ha confiado en la veracidad de la información y datos suministrados por el Director en la solicitud de empleo y otros formularios de ingreso y éste podrá ser despedido en cualquier momento de constatarse que ha omitido y/o suministrado información incompleta y/o falsa en los formularios.

El Banco se reserva el derecho de modificar las funciones, condiciones y términos de empleo aquí expresados, conforme surjan las necesidades de la institución. Dichos cambios serán notificados por escrito al Director, para que éste pueda cumplir con los nuevos requerimientos.

2. Compensación y Beneficios

Efectivo a la fecha de este contrato el Banco compensará al Director con un salario bruto anual de $250,000.00 y otras condiciones expresadas en la carta de oferta (anejo). Como bono de contratación se le otorgará la cantidad de $50,000.00. El Director devolverá el 100% del bono de contratación en el caso de terminar la relación de empleo de forma voluntaria durante el primer año de servicio. En el caso de terminar la relación de empleo de forma voluntaria durante el segundo año de servicio el Director devolverá el 50% de dicho bono. Disfrutará del Bono de Navidad al cumplir con los parámetros de ley y que la Junta de Directores lo autorice anualmente. También participará del Programa de Compensación Variable, establecido para el puesto, siempre y cuando cumpla con todos los objetivos y metas establecidas y sea un empleado activo al momento de la otorgación . Para el año 2003 se garantiza un bono mínimo por productividad de $50,000.00.

Además de los salarios y compensación antes mencionados, el Director será elegible a los beneficios siguientes: Plan médico (cuya aportación dependerá de la cubierta seleccionada), seguro de vida, plan de retiro, plan 401K u otros aplicables a todos los empleados regulares del Banco, sujeto a las políticas de cada uno.

Los pagos mencionados en el inciso de Compensación, Salarios y Beneficios estarán sujetos a las deducciones legales pertinentes bajo los estatutos federales y locales aplicables.

3. **Secretos de Negocio**

Durante el transcurso de su empleo el Director tendrá acceso a documentos confidenciales, información de listados de clientes, prospectos clientes, estrategias de mercadeo, y otro tipo de política y material que constituye para el Banco información relacionada y para el negocio, la cual para todos los efectos constituye información confidencial. La información confidencial del Banco es propiedad de la Institución. El Director no puede divulgar directa o indirectamente dicha información, excepto que la necesidad del negocio así lo requiera y para esto deberá ser autorizado por el supervisor inmediato.

Si renuncia o termina la relación de empleo requerimos de usted una absoluta protección de la información confidencial y privilegiada del negocio, incluyendo abstenerse a divulgar o utilizar la misma para beneficio propio, su nuevo patrono o terceras personas. Esta información incluye, pero sin limitarse, a secretos de negocio, información propiedad del Banco, afiliadas y subsidiarias, asuntos confidenciales, metodología operacional, listas de clientes o de clientes potenciales, relaciones de negocio, productos bancarios, estrategias, tácticas, planes de negocio, base de datos, desarrollo de programas de computadoras, información financiera, estados de situación, balances de cuentas, márgenes de ganancias,

por terminado este contrato mediante notificación escrita y verbal al Banco con por lo menos 30 días de anticipación.

5. Ley aplicable

El presente contrato se regirá por las leyes del Estado Libre Asociado de Puerto Rico.

6. Separabilidad

En la eventualidad de que cualquier parte, condición o disposición de este contrato, sea declarada nula e ineficaz en derecho por cualquier tribunal competente, dicha determinación no afectará la validez de las demás disposiciones de este contrato, las cuales continuarán en pleno vigor. Así mismo, las partes consienten a que un tribunal competente modifique, altere, enmiende o interprete cualquier parte de este contrato viciada de nulidad de tal modo que elimine aquella parte de la disposición particular.

7. Aceptación

Las partes aceptan que el presente contrato contiene todos los acuerdos entre ellos y lo firman libre y voluntariamente.

Dado, en San Juan, Puerto Rico el 16 de junio de 2003.

Directora de Recursos Humanos

Director (a)